Exhibit 23.5

CONSENT OF QUALIFIED PERSON

Xenith Consulting Pty Ltd (“Xenith”), in connection with Peabody Energy Corporation’s (“Peabody”) Registration Statement on Form S-8 filed August 7, 2026 (the “Registration Statement”), consents to:

•the incorporation by reference of the technical report titled “Technical Report Summary Centurion Mine”, with an effective date and report date of October 15, 2024 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, filed as an exhibit to Peabody’s Annual Report on Form 10-K filed February 19, 2026, into the Registration Statement (the “Form 10-K”);

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary Centurion Mine; and

•any extracts from or a summary of the Technical Report Summary Centurion Mine incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary Centurion Mine or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

Xenith is an independent firm based in Brisbane, Australia. It has no affiliation with Peabody, nor has an ownership, royalty, or other interest in the property that is the subject of the Technical Report Summary. This consent pertains to the following Sections of the Technical Report Summary. Xenith certifies that the Registration Statement and the Technical Report Summary filed as an exhibit to the Form 10-K as well as the references to the Technical Report Summary within the Form 10-K have been reviewed and that they fairly and accurately represent the information in the Technical Report Summary sections for which Xenith is responsible.

•Section 2 Introduction
•Section 3 Property Description
•Section 4 Accessibility, Climate, Local Resources
•Section 5 History
•Section 6 Geological Setting, Mineralization, and Deposit
•Section 7 Exploration
•Section 8 Sample Preparation, Analyses, and Security
•Section 9 Data Verification
•Section 11 Mineral Resource Estimates
•Section 21 Other Relevant Data and Information
•Corresponding Subsections of Section 1: Executive Summary
•Corresponding Subsections of Section 22: Interpretation and Conclusions
•Corresponding Subsections of Section 23: Recommendations
•Corresponding Subsections of Section 24: References
•Corresponding Subsections of Section 25: Reliance on Information Provided by Registrant

Xenith Consulting Pty Ltd

By:     /s/ Troy Turner

Name:     Troy Turner
Title: Managing Director and CEO

Date: August 7, 2026

CONSENT OF QUALIFIED PERSON

I, Damien Wichlacz, Sr. Manager Mining Engineering of Peabody Energy Corporation (“Peabody”) in connection with Peabody’s Registration Statement on Form S-8 filed August 7, 2026 (the “Registration Statement”), consent to:

•the incorporation by reference of the technical report titled “Technical Report Summary Centurion Mine”, with an effective date and report date of October 15, 2024 that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, filed as an exhibit to Peabody’s Annual Report on Form 10-K filed February 19, 2026, into the Registration Statement (the “Form 10-K”);

•the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary Centurion Mine; and

•any extracts from or a summary of the Technical Report Summary Centurion Mine incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary Centurion Mine or portions thereof, that was prepared by me, that I supervised the preparation of, and/or that was reviewed and approved by me, that is included or incorporated by reference in the Registration Statement.

I am an employee of the Company and a co-author of the Technical Report Summary Centurion Mine filed as an exhibit to the Form 10-K. This consent pertains to the following Sections of the Technical Report Summary Centurion Mine. I certify that I have read the Registration Statement and the Technical Report Summary filed as an exhibit to the Form 10-K to as well as the references to the Technical Report Summary Centurion Mine within the Form 10-K and that they fairly and accurately represent the information in the Technical Report Summary Centurion Mine for which I am responsible.

•Section 2 Introduction
•Section 3 Property Description
•Section 4 Accessibility, Climate, Local Resources
•Section 5 History
•Section 10 Mineral Processing and Metallurgical Testing
•Section 12 Mineral Reserve Estimates
•Section 13 Mining Methods
•Section 14 Processing and Recovery Methods
•Section 15 Infrastructure
•Section 16 Market Studies and Material Contracts
•Section 17 Environmental Studies, Permitting, and Plans, Negotiations, or Agreements with
Local Individuals or Groups
•Section 18 Capital and Operating Costs
•Section 19 Economic Analysis
•Section 20 Adjacent Properties
•Section 21 Other Relevant Data and Information
•Corresponding Subsections of Section 1: Executive Summary
•Corresponding Subsections of Section 22: Interpretation and Conclusions
•Corresponding Subsections of Section 23: Recommendations
•Corresponding Subsections of Section 24: References
•Corresponding Subsections of Section 25: Reliance on Information Provided by Registrant

Signature:         /s/ Damien Wichlacz

Damien Wichlacz
Sr. Manager Mining Engineering

Date:        August 7, 2026